Exhibit 99




                                             Contact:
                                             David L. Spilman, Treasurer
                                             Director of Investor Relations
FOR IMMEDIATE RELEASE                        (800) 722-8823
_____________________


BALTIMORE BANCORP SETS DATE FOR ANNUAL MEETING
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Baltimore, MD, February 18, 1994 -- Baltimore Bancorp (NYSE:BBB)
announced today that its Annual Meeting of Stockholders will be held on Wednesday, April 27, 1994, in Baltimore, Maryland.
Stockholders of record at the close of business on March 18, 1994 will be entitled to vote at the annual meeting.

Company stockholders who want to present business at the annual meeting, or to nominate directors, are required to give notice to Baltimore Bancorp no later than March 14, 1994. They must also provide information detailed in the Company's bylaws by that date.

Baltimore Bancorp is $2.2 billion Baltimore-based community bank holding company. Its principal subsidiary, The Bank of Baltimore, founded in 1818, operates 42 offices within the Baltimore/Annapolis/Washington market.